UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Barnes & Noble, Inc.

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With respect to participants in the 401k plan, this communication is not investment advice and is being directed to the 401k plan participants by the Board of Directors of Barnes & Noble in its capacity as an employer of the 401k plan participants and not in its capacity as a fiduciary.

Important Information and Certain Information Regarding Participants

On August 25, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2010 Annual Meeting and has mailed the definitive proxy statement to its stockholders. The definitive proxy statement contains information regarding the names, affiliations and interests of Barnes & Noble’s directors, its director nominees and certain of its officers that may be deemed, along with Barnes & Noble, to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “projection” and similar expressions, as they relate to Barnes & Noble or the management or Board of Directors of Barnes & Noble, identify forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.

The following is the transcript from Barnes & Noble, Inc.’s conference call with employees on September 20, 2010:

Mitchell Klipper:

Good afternoon and thank you all for joining us.

We wanted to spend a few minutes with you today discussing our Annual Meeting of Stockholders, which will take place next Tuesday, September 28th. This an extremely important event for the Company’s future, and your vote – no matter how many shares you own – is critical.

As employees and shareholders of Barnes & Noble, you will have the opportunity to cast your vote on some very important issues facing the Company. As many of you know, Ronald Burkle, through his investments in a vehicle Yucaipa, has nominated three candidates, including himself, to your Board of Directors. He also wants you to support a non-binding shareholder proposal that seeks to weaken the Company’s Shareholder Rights Plan. Both of these issues will be considered and voted upon at the Annual Meeting next week.

On behalf of the company and the board, I want to be clear that how you vote is entirely your decision. We wanted to have this call today to make sure you understand what is at stake and that you understand the mechanics of the voting process, which can be confusing.

For election at the Annual Meeting, the Barnes & Noble Board has nominated Len Riggio, along with David Golden and David Wilson. The Board has recommended that shareholders vote for all three of these nominees. The Board believes these three individuals are highly qualified and would make outstanding contributions as directors of the company.

Additionally, the Board has recommended that shareholders vote against Mr. Burkle’s proposal to amend the shareholder rights plan. The Board adopted the shareholder rights plan as an important measure to protect your investment and prevent shareholders like Mr. Burkle from forming a control bloc at the Company without paying stockholders full value for their shares.

As you may know, Mr. Burkle already has sued the Company over the Rights Plan this Summer and has lost. The Delaware Court concluded that the current Rights Plan was reasonable and protects shareholders. Additionally, two of the three leading proxy advisory firms recently issued reports in support of Barnes & Noble’s nominees and our current Shareholder Rights Plan.

I hope this gives you some helpful background on the meeting, the Board’s recommendations and how important it is for you to vote. Again, let me reiterate that you have an important choice to make and the decision is yours and yours alone.

I want to thank you for taking the time in listen today, and I will now turn it over to Andy Milevoj, who will explain the technical details on how to vote your shares

Andy Milevoj:

Good Afternoon, this is Andy Milevoj of the Investor Relations department. As Mitch stated, we are holding our Annual Meeting of Stockholders on September 28th. This year’s Annual Meeting takes place at a pivotal time in the Company’s history and your vote is very important – every single share counts.

Over the last few weeks many of you have received numerous sets of Annual Meeting materials from both the company and from Yucaipa—a dissident shareholder. I recognize that the deluge of materials can be overwhelming and I would like to take this opportunity to help address some of the questions that I have received from stockholders.

The materials that have been sent from the company have typically included a letter from the company and a WHITE proxy card or vote instruction form. As stated in the company’s proxy materials, the Board of Directors recommends that you vote “For” the company’s Board slate; “For” the ratification of BDO USA; and “Against” Yucaipa’s non-binding shareholder proposal. The company’s Board also recommends that you do not vote any of the materials that you receive from Yucaipa – you should simply discard them. Those materials will typically be packaged with a letter from Yucaipa along with a gold card.

If you were to vote your White proxy card as the Barnes & Noble Board of Directors recommends and then vote your gold card “Against” all of Yucaipa’s proposals – even as a protest against Yucaipa, your support of Barnes & Noble would not count. The last vote that is submitted is the only one that counts.

To be clear, to vote as Barnes & Noble’s Board of Directors recommends, you should vote your WHITE proxy card and do nothing with your Gold card – except discard it.

It is important to note that you will receive a proxy card or vote instruction form for each account in which you hold BKS shares and that you must vote each account individually. As an example, if you are an employee that participates in the company’s 401-K plan and have received restricted stock grants, you may receive up to three sets of materials every time the company or Yucaipa sends out a mailing to stockholders: one for your 401-K holdings, one for your unvested restricted shares and one for your vested shares. Again, it is important that you submit your vote for each individual account.

Additionally, the company has been mailing letters to its stockholders on a frequent basis – we have already mailed five letters that are meant to be informative for stockholders. These mailings also include proxy cards or vote instruction forms. If you have already voted your proxy materials, you do not have to cast your vote again every time you receive materials from the company. If you accidentally voted a gold card, even voting against Yucaipa’s proposals, and you want to support the company, you can simply vote the white card. Again, the last vote received, is the one that counts.

We recognize that this can be a confusing process and for those of you with multiple accounts, it can be difficult to keep track of which accounts you voted. If you are unsure as to whether or not you have voted a particular account, it is best that you vote that account again. There is no harm in voting an account multiple times.

I recommend that you vote your shares as soon as possible to ensure that they are received in time for the Annual Meeting. It is important to note, that your 401-K shares must be voted by 5 PM Eastern time on Sept. 24th, which is this Friday. Voting deadlines for shares held in other accounts will vary. The fastest way to vote your shares is by phone or online.

If you have any additional questions on voting your shares, please feel free to contact me directly at 212-633-3489 or our proxy solicitor at 877-456-3422. Additionally, you can find further information in regards to how to vote your shares online at www.bn2010annualmeeting.com.

Again, to be clear, to vote as Barnes & Noble’s Board of Directors recommends, you should vote your WHITE proxy card and do nothing with your Gold card – except discard it.

Thank you for joining us today. I hope you have a great day.